Exhibit 99.1

Segment Information, as Adjusted (Unaudited)

(In millions)

	1Q’13	2Q’13	3Q’13
Sales:
Global Specialty Engineered Materials	$152.9	$158.8	$157.6
Global Color, Additives and Inks	205.3	229.4	219.0
Designed Structures and Solutions	41.5	198.9	187.8

Specialty Platform	399.7	587.1	564.4
Performance Products and Solutions	166.6	210.3	207.4
PolyOne Distribution	268.0	275.1	275.0
Corporate and eliminations	(33.2)	(34.9)	(37.9)

Sales	$801.1	$1,037.6	$1,008.9

Gross margin:
Global Specialty Engineered Materials	$39.2	$39.0	$39.2
Global Color, Additives and Inks	67.7	75.2	71.8
Designed Structures and Solutions	5.2	25.5	26.9

Specialty Platform	112.1	139.7	137.9
Performance Products and Solutions	24.0	26.9	27.6
PolyOne Distribution	28.2	28.1	27.6
Corporate and eliminations	(2.0)	9.0	(11.8)

Gross margin	$162.3	$203.7	$181.3

Selling and administrative expense:
Global Specialty Engineered Materials	$(23.4)	$(24.0)	$(24.6)
Global Color, Additives and Inks	(43.5)	(44.3)	(42.9)
Designed Structures and Solutions	(3.7)	(16.5)	(16.0)

Specialty Platform	(70.6)	(84.8)	(83.5)
Performance Products and Solutions	(10.4)	(11.6)	(12.5)
PolyOne Distribution	(12.0)	(11.2)	(11.0)
Corporate and eliminations	(28.9)	(15.4)	(12.7)

Selling and administrative expense	$(121.9)	$(123.0)	$(119.7)

Operating income:
Global Specialty Engineered Materials	$15.8	$15.0	$14.6
Global Color, Additives and Inks	24.2	30.9	28.9
Designed Structures and Solutions	1.5	9.0	10.9

Specialty Platform	41.5	54.9	54.4
Performance Products and Solutions	13.6	15.3	15.1
PolyOne Distribution	16.2	16.9	16.6
Corporate and eliminations	(30.8)	(6.4)	(24.5)

Operating income	$40.5	$80.7	$61.6

Operating income as a percentage of sales:
Global Specialty Engineered Materials	10.3%	9.4%	9.3%
Global Color, Additives and Inks	11.8%	13.5%	13.2%
Designed Structures and Solutions	3.6%	4.5%	5.8%
Specialty Platform	10.4%	9.4%	9.6%
Performance Products and Solutions	8.2%	7.3%	7.3%
PolyOne Distribution	6.0%	6.1%	6.0%
Operating income	5.1%	7.8%	6.1%

The Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

1